UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025 (August 12, 2025)

Cardiff Lexington Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

844 628-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On August 12, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Cardiff Lexington Corporation (the “Company”), after consultation with management, GBQ Partners, LLC (“GBQ”), the Company’s independent registered public accounting firm, and the Company’s former independent registered public accounting firm, concluded that the Company’s previously issued financial statements listed below (collectively, the “Affected Reports”) should no longer be relied upon because of errors related solely to the classification of non-cash interest expense in the consolidated statements of cash flows.

The Affected Reports are:

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, originally filed on May 10, 2024;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024, originally filed on August 14, 2024;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2024, originally filed on November 6, 2024;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, originally filed on March 14, 2025; and

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, originally filed on May 9, 2025.

During the period ended June 30, 2025, as part of the Company’s ongoing enhancements efforts to internal controls over financial reporting, a detailed review of its interest expense related to cash flow classification was performed. As a result, management identified that certain accrual-based, non-cash interest expenses related to the Company’s line of credit had been inappropriately classified within financing activities rather than within operating activities in the consolidated statements of cash flows for each of the Affected Reports.

The errors were presentation-only in nature and had no impact on total cash, cash equivalents, or restricted cash as presented on the consolidated balance sheets for any affected period. There was also no impact on the consolidated statements of operations, consolidated statements of changes in stockholders’ equity (deficiency), or earnings (loss) per share metrics for any affected period. Additionally, the errors did not affect compliance with debt covenants or other contractual obligations, nor did they alter management’s previously disclosed conclusions regarding the effectiveness of the Company’s internal control over financial reporting.

The Company will file as soon as practicable the following amendments to correct the presentation errors:

•	Form 10-Q/A (Amendment No. 2) for the quarter ended March 31, 2024;

•	Form 10-Q/A (Amendment No. 2) for the quarter ended June 30, 2024;

•	Form 10-Q/A (Amendment No. 1) for the quarter ended September 30, 2024;

•	Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2024; and

•	Form 10-Q/A (Amendment No. 1) for the quarter ended March 31, 2025

Each amendment will reclassify: (a) non-cash interest expense from “net proceeds (repayments) under line of credit” within financing activities to “adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities” within operating activities; and, where applicable, (b) credit loss expense from selling, general and administrative expenses to a reduction of revenue.

The Audit Committee has discussed the matters disclosed in this filing with GBQ, the Company’s independent registered public accounting firm, and the Company’s former independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2025	CARDIFF LEXINGTON CORPORATION

/s/ Alex Cunningham
Name: Alex Cunningham
Title: Chief Executive Officer

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